AMENDMENT NO. 4


     This AMENDMENT NO. 4 (this "Amendment") to the Bank Credit Agreement, dated as of December 11,1998 (as previously amended by Amendment No. 1, dated February 4, 1999, Amendment No. 2, dated June 15, 1999, and Amendment No. 3, dated October 28, 1999, collectively, the "Credit Agreement"), is entered into as of December 17, 1999, by and between Rollins Leasing Corp., a Delaware corporation ("Rollins"), First Union National Bank, a national banking association ("First Union") and BankBoston, N.A., a national banking association ("BankBoston") (each of First Union and BankBoston being referred to hereinafter as a "Lender" and collectively as the "Lenders").

     WHEREAS, the Lenders and Rollins have agreed to amend certain of the terms and conditions of the Credit Agreement, to increase the amount available hereunder and to extend the term of the Credit
Agreement; and

     WHEREAS, capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     NOW, THEREFORE, Rollins and the Lenders hereby agree as follows:

     Section 1.     AMENDMENT TO THE CREDIT AGREEMENT.

     Section 1.1 Section 1.1(a) is hereby amended by deleting subsection 1.1(a)(ii)(x) and by deleting the words "(y) all other
Indebtedness" from the first sentence of Section 1.1(a)(ii) and replacing them with the words "unsecured indebtedness."

     Section 1.2 Section 1.1(b) of the Credit Agreement is hereby amended by deleting the Section in its entirety and replacing it with the following: 1.1(b) [RESERVED]

     Section 1.3. Section 1.3 of the Credit Agreement is hereby amended by deleting subsection (g) in its entirety. Section 1.3 is hereby further amended by replacing the Exhibit A referenced therein with Exhibit A attached hereto and made a part hereof.

     Section 1.4 Section 1.4 of the Credit Agreement is amended by deleting the section in its entirety and replacing it with the following:

     1.4  Interest.      (a) Prior to the Revolving Expiration Date,
     outstanding amounts under Facility A shall accrue interest at the LIBOR Market Index Rate plus 95 basis points.

               (b) After the Revolving Expiration Date, outstanding amounts under Facility A shall accrue interest at LIBOR Market Index Rate plus 150 basis points.

     Section 1.5 The Credit Agreement is hereby amended by adding the following as new Section 1.7:


          1.7 Notes. Each Lender's Facility A Loans and the obligation of Rollins to repay such Facility A Loans shall be evidenced by a separate Note executed by Rollins and payable to the order of such Lender.

     Section 1.6 Section 2.1 of the Credit Agreement is amended by deleting subsection (b) in its entirety, by re-lettering subsection (a) as new subsection (b) and by adding the following as new subsection
(a):

     (a) On the Revolving Expiration Date, and notwithstanding anything else to the contrary in the Credit Agreement, the Borrower shall pay to the Lenders all accrued and unpaid interest, all fees which are due and owing hereunder and all outstanding principal amounts of Facility A Loans in excess of $50,000,000.

     Section 1.7 Section 2.2(a) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

     (a) Interest Periods. (i) Loans bearing interest at the LIBOR Market Index Rate shall have an Interest Period of 90 days, provided that, prior to the Revolving Expiration Date, the Interest Period may be the number of days between the date of the Facility A Loan and the Revolving Expiration Date. If any Interest Period shall expire on a date on which Banks are required or permitted by law in Charlotte, North Carolina, Boston, Massachusetts or London, England to close (all days other than such days are hereafter called "Business Days"), such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and provided further any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period. (ii) No Interest Period shall extend beyond the Maturity Date.

     Section 1.8 Section 2.2(b) is amended by deleting the first sentence thereof, and replacing it with the following:

     (b) Interest on each LIBOR Market Index Rate based loan shall be payable at the expiration of each Interest Period as defined in subsection 2.2(a)(ii). After the Revolving Expiration Date, interest on the balance outstanding from time to time shall be payable on the Installment Payment Date.

     Section 1.9 Section 2.3 is amended by deleting the section in its entirety and replacing it with the following:

          2.3 Optional Prepayment. Facility A Loans bearing interest at the LIBOR Market Index Rate may be prepaid without penalty at any time on one day's notice.

     Section 1.10 Section 2.4 is hereby amended by deleting each reference to a Facility B Loan.

     Section 1.11 The Credit Agreement is hereby amended by adding a new Section 7.19 as follows:

          7.19 Upfront Fee. Rollins agrees to pay to each Lender a fee at the time of execution of Amendment No. 4 in an amount equal to $52,500 (for an aggregate total of $105,000).

     Section 1.12   The Credit Agreement is hereby amended by deleting
Section 9.3 in its entirety.

     Section 1.13 Section 8.1 of the Credit Agreement is hereby amended by deleting the reference to "Section 16.29" and replacing it with "Section 16.31."

     Section 1.14 Section 10.1 of the Credit Agreement is hereby amended by adding the following as new Section 10(j):

          10(j)     The consummation of a merger with UPS Truck
     Leasing, Inc. by any affiliate (as the term is defined in 11
     U.S.C. Section 101) of Rollins other than Rollins Leasing Corp.

     Section 1.15 Section 11.1 of the Credit Agreement is hereby amended by re-lettering the existing paragraph therein as Section
11.1(a) and adding the following as new Section 11.1(b):

          11.1(b)   Unless otherwise earlier terminated pursuant to the
     terms of this Credit Agreement, the Lenders' obligation to make Facility A Loans shall terminate on the Revolving Expiration Date.

     Section 1.16 Section 16.9 of the Credit Agreement is amended by deleting that section in its entirety and replacing it with the following:

          16.9 "Commitment Amount" means $170,000,000 in the aggregate and $85,000,000 with respect to each Lender as the same may be reduced from time to time.

     Section 1.17 Section 16.31 of the Credit Agreement is hereby amended by adding the following at the end of the sentence: "less any intangible assets, including without limitation, goodwill."

     Section 1.18 Section 16.34 of the Credit Agreement is amended by deleting "December 10, 1999" and replacing it with "March 31, 2000."

     Section 1.19 The Credit Agreement is hereby amended to delete Sections 16.42, 16.43, 16.44 and 16.45 in their entirety.

     Section 1.20   The Credit Agreement is hereby amended by deleting
Section 16.21 in its entirety and by replacing it with the following new Section 16.21:



          16.21 "LIBOR Market Index Rate", for any day, is the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

     Section 1.21 Exhibit C to the Credit Agreement is deleted in its entirety and replaced with Exhibit C hereto, which is incorporated herein by reference.

     Section 2. CONSENT TO ACQUISITION. Section 2.1 Consent and Waiver Pertaining to Acquisition. The Lenders hereby consent to Rollins' acquisition of UPS Truck Leasing, Inc. (the "Acquisition") and waive any default which such Acquisition may trigger pursuant to
Section 8.4 of the Credit Agreement, provided however that this waiver and consent shall only be effective provided the terms of such acquisition conform in all material respects to the description of the acquisition and pro formas concerning the acquisition previously provided to the Lenders.

     Section 2.2 Delivery of Amended Borrowing Base Certificate. Rollins hereby agrees that it shall deliver to Lenders a Borrowing Base Certificate in the form of exhibit C attached hereto on the closing date of the Acquisition, which Borrowing Base Certificate shall set forth the information as to its Borrowing Base and the other matters called for thereby as of such date. The Borrowing Base Certificate required to be delivered herein shall calculate all information contained therein taking into account the effect of the Acquisition. The Borrowing Base Certificate required to be delivered herein shall be in lieu of the requirement in Section 7.10 of the Credit Agreement that Rollins deliver a Borrowing Base Certificate on January 25, 2000.

     Section 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon receipt by each of the Lenders of (i) a duly executed signature page hereto from Rollins and each of the Lenders;
(ii) a resolution of Rollins' Board of Directors authorizing this Amendment No. 4; (iii) an incumbency certificate; (iv) promissory notes in favor of each of the Lenders in the form of Exhibit D annexed hereto; (v) an enforceability opinion of counsel; (vi) provision of a certificate of good standing of Rollins; and (vii) payment of the upfront fee.

     Section 4. REPRESENTATIONS AND WARRANTIES. Rollins hereby represents and warrants to the Lenders as follows:

     Section 4.1 Representations and Warranties in Credit Agreement. The representations and warranties of Rollins contained in the Credit Agreement, as amended hereby, are true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except as such representations and warranties are affected by the transactions contemplated or permitted by the credit Agreement, as amended hereby, or are expressly made as of a prior date.


     Section 4.2 Authority, No Conflicts, etc. The execution, delivery and performance by Rollins of this Amendment and the consummation of the transactions contemplated hereby, (i) are within the corporate powers of Rollins and have been duly authorized by all necessary corporate action on the part of Rollins, (ii) do not require any approval or consent of, or notice to or filing with, any governmental agency or authority, any court or other tribunal, or any other Person which has not been given or obtained, (iii) do not violate any provisions of any law, rule, or regulation or any provision of any order, judgment, injunction, or decree presently in effect, or any provision of the charter documents or by-laws of Rollins, (iv) do not result in any breach of or constitute a default under any other agreement or instrument to which Rollins is a party or by which it or any of its properties are bound, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Rollins.

     Section 5.     NO OTHER AMENDMENTS OR WAIVERS.      Rollins
acknowledges that except as expressly provided in this Amendment, all of the terms and conditions of the credit Agreement shall remain in full force and effect without any defense, counterclaim, or right or claim of set-off. This Amendment does not, and shall not, constitute a waiver of any present or future Default or Event of Default. Nothing in this Amendment shall be construed to imply any willingness on the part of the Lenders to grant any similar or other future amendment of any of the terms and conditions of the Credit Agreement.

     Section 6. EXECUTION COUNTERPARTS. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     Section 7. EFFECTIVE DATE. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, this Amendment shall be deemed to be effective as of the date first above written.

     Section 8. GOVERNING LAW. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and shall for all purposes be construed in accordance with and governed by the internal laws of said Commonwealth without reference to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                   ROLLINS LEASING CORP.

Attest:  /s/ J. W. McCaughan       By:  /s/ I. Larry Brown
                                   Title:   President
                                   Name:  I. Larry Brown


                                   FIRST UNION NATIONAL BANK

                                   By:  /s/ Jane W. Workman
                                   Title:  Senior Vice President
                                   Name:  Jane W. Workman


                                   BANKBOSTON, N.A.

                                   By:  /s/ Robert L. Wallace
                                   Title:  Director
                                   Name:  Robert L. Wallace

EXHIBIT A

LOAN REQUEST

____________________________
[Date]



To:  First Union National Bank
          and
     BankBoston, N.A.

To Whom It May Concern:

     The undersigned, ____________________________, refers to the Bank
Credit Agreement, dated as of _______________________ (the "Credit Agreement"; the terms defined therein being used herein as therein defined), between the undersigned and BankBoston, N.A. or First Union National Bank and hereby gives you notice pursuant to Section 1.3 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement and, in that connection, sets forth below the information relating to such Loan, as required by Section 1.3 of the Credit Agreement. The undersigned also represents that the requested borrowings will not exceed the Borrowing Base Amount at any time.

     Amount of the Loan requested            _________________

     Loan date                               _________________
     Principal amount of loans outstanding
     at the date of this request by Lender   _________________

     Other information requested by Lender   _________________

                                   Very truly yours,


                                   ______________________

                                   By: ___________________
                                   Title:

EXHIBIT C

Consolidated Borrowing Base Certificate
For______ Quarter, _________
                                                  HEADER              HEADER         HEADER
                                                  LEASES IN           COMMERCIAL     TOTAL
                                                  GOOD STANDING       RENTAL FLEET
A.  Net Book Value of Motor Vehicles
     Maximum Commercial Rental Fleet permitted (40%
     of  Total of Line A per Section 16.7(c)).  If Net Book
     value of Commercial Rental Fleet exceeds this amount,
     the Net Book Value of Commercial Rental Fleet in
     Line A must be reduced to 2/3 of Net Book Value of
     Eligible Equipment subject to Leases in Good Standing
     in order to comply with Section 16.7(c).

B.  Total Net Book Value of Eligible Equipment other than
     Motor Vehicles (Not to exceed $5 Million).

C.  Net Book Value of Eligible Equipment (A+B)

D.  Borrowing Base Amount (90% of C)

Less Total Exclusions:

E.  Other Indebtedness of Rollins
     1.  Rollins notes securing RTLC Collateral Trust Debentures
     2.  Obligations guaranteed by Rollins
     3.  Outstanding Letters of Credit for the account of Rollins
     4.  Outstanding Facility A Loans from Lenders
     5.  All other unsecured indebtedness of Rollins

F.  Total Exclusions

G.  Net Borrowing Base (D-F)

Lesser of:

H.  $170,000,000

     Less:
     1.  Outstanding Facility A Loans
     2.  Outstanding Letters of Credit issued by Lenders

I.  Net Borrowing Base (G)


Remaining Facility A Availability


THE FOREGOING INFORMATION IS CERTIFIED TO BE CORRECT:

ROLLINS LEASING CORP.

BY:_________________________________
NAME:______________________________
TITLE:______________________________
DATED:_____________________________


EXHIBIT D

BORROWER NOTE



                                             December 17,1999

     Rollins Leasing Corp., a Delaware corporation (the "Borrower"), promises to pay to the order of First Union National Bank (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 1.1 of the Bank Credit Agreement hereinafter referred to (as the same has been amended, modified, supplemented and/or restated from time to time, the "Agreement"), in immediately available funds at the main office (or such other place as may be required under the Agreement) of the Lender in Charlotte, North Carolina together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of an accrued and unpaid interest on the Loans in accordance with the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Bank Credit Agreement, dated as of December 11, 1998, as amended, among the Borrower, Bank of the Lender and BankBoston, N.A. to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     This Note shall be governed by the internal laws (and not the law of conflicts) of the Commonwealth of Pennsylvania, United States of America.



                                   ROLLINS LEASING CORP.

                                   By:  /s/ I. Larry Brown
                                   Print Name:    I. Larry Brown
                                   Print Title:   President

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF ROLLINS LEASING CORP.
DATED DECEMBER 17, 1999




                Principal      Maturity         Principal
  Borrowing     Amount of     of Interest        Amount     Unpaid
    Date           Loan          Period           Paid      Balance

EXHIBIT D

BORROWER NOTE



                                             December 17, 1999


     Rollins Leasing Corp., a Delaware corporation (the "Borrower"), promises to pay to the order of BankBoston, N.A. (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 1.1 of the Bank Credit Agreement hereinafter referred to (as the same has been amended, modified, supplemented and/or restated from time to time, the "Agreement"), in immediately available funds at the main office (or such other place as may be required under the Agreement) of the Lender in Boston, Massachusetts together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of an accrued and unpaid interest on the Loans in accordance with the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Bank Credit Agreement, dated as of December 11, 1998, as amended, among the Borrower, Bank of the Lender and First Union National Bank to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     This Note shall be governed by the internal laws (and not the law of conflicts) of the Commonwealth of Pennsylvania, United States of America.



                                   ROLLINS LEASING CORP.

                                   By:  /s/ I. Larry Brown
                                   Print Name:    I. Larry Brown
                                   Print Title:   President

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF ROLLINS LEASING CORP.
DATED DECEMBER 17, 1999




                Principal       Maturity       Principal
Borrowing       Amount of     of Interest        Amount     Unpaid
    Date          Loan           Period           Paid      Balance